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                                                                     EXHIBIT 4.1

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
020387            TEMPORARY CERTIFICATE --EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY


COMMON STOCK                                 MPT LOGO                           COMMON STOCK

  NUMBER                                                                           SHARES


T

                                              MEDICAL PROPERTIES TRUST
                                INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND                  CUSIP 58463J 30 4
THIS CERTIFICATE IS TRANSFERABLE IN                                                          SEE REVERSE FOR IMPORTANT NOTICE ON
           NEW YORK, NY                                                                  TRANSFER RESTRICTIONS AND OTHER INFORMATION


     THIS CERTIFIES THAT



                                               SPECIMEN


     IS THE OWNER OF


                       FULLY-PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF
                                              MEDICAL PROPERTIES TRUST, INC.

(the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued, and shall be subject to all provisions of the Articles of Incorporation of the Corporation and the Bylaws of Corporation and any
amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                                                         COUNTERSIGNED AND REGISTERED
                                                                                            AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                                                    (NEW YORK, NEW YORK)
                                                                                                                TRANSFER AGENT
                                                                                                                AND REGISTRAR,


                                                                                        BY

                                                                                                           AUTHORIZED OFFICER



     Dated:




     /s/ (SIG)                                                   MEDICAL PROPERTIES TRUST, INC.               /s/ (SIG)
                                                                           CORPORATE                     CHAIRMAN, PRESIDENT AND CEO
     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                 SEAL
                                                                           MARYLAND
                                                                              *

(C) SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960
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THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE,
A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE Of MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES. CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS. LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE "CHARTER"). A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND FOR CERTAIN OTHER PURPOSES UNDER THE CODE AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) WITH RESPECT TO ANY CLASS OR SERIES OF SHARES OF CAPITAL STOCK OTHER THAN COMMON STOCK, NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN MORE THAN 9.8% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF SUCH CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE, OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN SHARES OF CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN (100) PERSONS; AND
(V) NO PERSON MAY TRANSFER ANY CLASS OR SERIES OF SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN ANY OF THE BENEFIT PLAN INVESTORS, ON ANY DATE, HOLDING, INDIVIDUALLY OR IN THE AGGREGATE, 25 PERCENT OR MORE OF THE VALUE OF SUCH CLASS OR SERIES OF SHARES OF CAPITAL STOCK. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION, IF ANY OF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT (EXCEPT AS OTHERWISE PROVIDED IN THE CHARTER OF THE (CORPORATION) OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. A PERSON WHO (I) ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE TRANSFER RESTRICTIONS DESCRIBED ABOVE OR, (II) IF SUCH PERSON IS A BENEFIT PLAN INVESTOR, ATTEMPTS TO HOLD, INDIVIDUALLY OR IN THE AGGREGATE, 25 PERCENT OR MORE OF THE VALUE OF ANY CLASS OR SERIES OF SHARES OF CAPITAL STOCK IN VIOLATION OF THE TRANSFER RESTRICTIONS DESCRIBED ABOVE SHALL HAVE NO CLAIM, CAUSE OF ACTION OR ANY RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES OF CAPITAL STOCK. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

TEN COM -as tenants in common     UNIF GIFT/TRANS MIN ACT - ______Custodian ____
TEN ENT -as tenants by the                                  (Cust)       (Minor)
         entireties
JT TEN  -as joint tenants with       under Uniform Gifts/Transfers to Minors Act
         right of survivorship and   -------------------------------------------
         not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,______________________________________HEREBY SELL, ASSIGN AND
                                                         TRANSFER UNTO

 PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
          [                ]
________________________________________________________________________________
   (Please Print or Typewrite Name and Address, including Zip Code of Assignee)

________________________________________________________________________________

________________________________________________________________________________

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said shares on the books of the within named Corporation with full power of Substitution in the premises.

Dated ______________                ____________________________________________
                                    NOTICE: The signature to this Assignment
                                    Must Correspond With The Name As Written
                                    Upon The Face of the Certificate in Every
                                    Particular Without Alteration Or Enlargement
                                    Or Any Change Whatever.

           SIGNATURE(S) GUARANTEED: ____________________________________________
                                    THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                    AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.